UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 24, 2006, the Interpublic Group of Companies Inc. (“Interpublic”) entered into a Supplemental Agreement, attached as Exhibit 10.1 hereto, with Stephen Gatfield, the current Executive Vice President, Director of Global Architecture and Innovation. The Supplemental Agreement amends Mr. Gatfield’s existing employment agreement (the “Employment Agreement”) (filed as Exhibit 10(iii)(A)(1) to Interpublic’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

The Supplemental Agreement provides that from February 24, 2006 through April 15, 2009, in addition to his current title and position, Mr. Gatfield will act as Chairman, Chief Executive Officer of Lowe Worldwide (the “Lowe Assignment”) at a base salary, effective May 1, 2006, of $892,500. During the Lowe Assignment, Mr. Gatfield will receive guaranteed bonuses in 2005 and 2006 of 110% and 50% , respectively, of his then-effective base salary and thereafter will participate in Interpublic’s annual incentive plan. The Supplemental Agreement also provides for Mr. Gatfield’s continued participation in Interpublic’s long-term incentive programs during the Lowe Assignment, with a total annual award value of $1,000,000 in each of 2006, 2007 and 2008. The form of each annual award will be determined by the Compensation Committee of the Interpublic Board of Directors. Unless his employment is terminated for “cause” (as defined in the Employment Agreement), the Supplemental Agreement provides for Interpublic to pay Mr. Gatfield a bonus at completion of the Lowe Assignment of up to 150% of his base salary as of April 15, 2009. Pursuant to the Supplemental Agreement, Interpublic also agreed to grant Mr. Gatfield 50,000 restricted shares of Interpublic stock that will vest in full on the second anniversary of the date of grant (on or about February 15, 2008). The Supplemental Agreement also provides Mr. Gatfield with rental housing, lease of a car, a health club membership and certain other reimbursements during the term of the Lowe Assignment.

If Mr. Gatfield and Interpublic are not able to mutually agree on a suitable full-time position following the expiration of the Lowe Assignment, Mr. Gatfield will continue to provide services to Interpublic on a part-time basis for five years (the “Part Time Period”) as a base salary of $400,000 per year and, during the Part Time Period, will continue to participate in all Interpublic benefit plans (other than incentive plans) in which he participated as a full-time employee. During the Part Time Period, Mr. Gatfield may provide consulting services to other entities with the exceptions of WPP, Omnicom, Publicis or any of their respective subsidiaries or affiliates.

Item 9.01

(c) Exhibits

Exhibit 10.1	Supplemental Agreement, dated as of February 24, 2006, between Interpublic and Stephen Gatfield (filed pursuant to Item 1.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: March 2, 2006	By:	/s/ Nicholas J. Camera

Nicholas J. Camera

Senior Vice President, General Counsel

and Secretary

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